                                                                    Exhibit 3.38

                            ARTICLES OF INCORPORATION

TO: The Secretary of State of the State of Iowa:

          The undersigned, acting as Incorporator of a corporation under the Iowa Business Corporation Act, under Chapter 490 of the Iowa Code, adopts the following Articles of Incorporation for such corporation:

               I.   The name of the corporation is:

                    Isle of Capri Marquette, Inc.

               II.  The period of its duration is perpetual.

               III. The purpose or purposes for which the corporation is organized are:

          The purpose for which the corporation is organized is to transact any or all lawful business for which corporations may be incorporated under the Iowa Business Corporation Act.

               IV. The aggregate number of shares which the corporation is authorized to issue is 100,000 consisting of one class, without par value.

               V. The address of the initial registered office of the corporation is 220 N Main, Ste. 600, Davenport, IA 52801, and the name of its initial registered agent at such address is Curtis E. Beason.

               VI. The name and address of the incorporator is:

               Name                                 Address
               ----                                 -------
          Curtis E. Beason                    220 N Main, Ste. 600
                                              Davenport, IA 52801

               VII. The corporate existence shall commence on the date on which the Secretary of State of the State of Iowa shall issue a Certificate of Incorporation for the corporation.

               VIII. A director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) for any transaction from which the director derived an improper personal benefit, or (iv) under Section 833 of the Iowa Business Corporation Act. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. The directors of this corporation have agreed to serve as directors in reliance upon the provisions of this Article.

               DATED this 16th day of December, 1999.


                                                /s/ Curtis E. Beason
                                                --------------------------------
                                                Curtis E. Beason, Incorporator

STATE OF IOWA         )
                      ) ss:
COUNTY OF SCOTT       )

          On this 16th day of December, 1999 before me, the undersigned, a Notary Public in and for said State, personally appeared Curtis E. Beason, to me known to be the identical person named in and who executed the foregoing instrument, and acknowledged that he executed the same as his voluntary act and deed.


============================                    /s/ Kendra L. Beck
[LOGO] KENDRA L. BECK                           --------------------------------
       MY COMMISSION EXPIRES                    Notary Public in and for
       OCTOBER 28, 2000                         said County and State
============================

(Notary Seal)

================================================================================

                                                               No. W00232895
                                                               Date: 03/07/2000
                                      IOWA
                               SECRETARY OF STATE

     490 DP-000235140
     ISLE OF CAPRI MARQUETTE, INC.

                        ACKNOWLEDGMENT OF DOCUMENT FILED

     The Secretary of State acknowledges receipt of the following document:

          Articles of Merger

     The document was filed on March 1, 2000, at 03:25 PM, to be effective as of March 1, 2000, at 03:25 PM.

     The amount of $50.00 was received in full payment of the filing fee.


                                        /s/ CHESTER J. CULVER
                                        ----------------------------------------
                                        CHESTER J. CULVER SECRETARY OF STATE

[GRAPHIC]

================================================================================

                               ARTICLES OF MERGER
                                       OF
                         ISLE OF CAPRI MARQUETTE, INC.

TO THE SECRETARY OF STATE OF THE STATE OF IOWA:

     Pursuant to Sections 490.1107 and 490.1105 of the Iowa Code, the undersigned, being duly authorized agents of the merging companies, adopt the following articles of merger:

          1. the parties to the merger are Isle of Capri Marquette, Inc., an Iowa corporation ("Isle"), and Lady Luck Marquette, Inc., a Delaware corporation ("LL");

          2. LL shall merge into Isle with the surviving corporation being, Isle. Upon the effective date of the merger, each share of stock of LL shall be cancelled, and the shareholder of LL shall receive the same number of shares of Isle stock. Each issued and outstanding share of stock of Isle shall continue to be issued and outstanding. All the assets and liabilities of LL shall be assigned and assumed by Isle;

          3. the Articles of Incorporation of Isle shall not be amended as a result of this merger;

          4. the effective date of this merger shall be upon filing;

          5. Isle has one class of stock with 1,000 shares outstanding each entitled to one vote on this matter. All 1,000 shares approved this merger and that is sufficient for approval.

                                                   ISLE OF CAPRI MARQUETTE, INC.


                                                   By:/s/ Bernard Goldstein
                                                      --------------------------
                                                      Bernard Goldstein, C.E.O.


                                                   LADY LUCK MARQUETTE, INC.


                                                   By:/s/ Bernard Goldstein
                                                      --------------------------
                                                      Bernard Goldstein, C.E.O.

STATE OF IOWA   )
                )  SS:
COUNTY OF SCOTT )

     On this 1st day of March 2000, before me, the undersigned, a Notary Public in and for said State, personally appeared Bernard Goldstein, to me personally known, who, being by me duly sworn, did say that he is the C.E.O. of Isle of Capri Marquette, Inc.; that said corporation has no seal; that said instrument was signed on behalf of said corporation by authority of its Board of Directors; and that the said C.E.O. as such officer acknowledged the execution of said instrument to be the voluntary act and deed of said corporation, by it and by him voluntarily executed.

     -----------------------------
                 CURITS E. BEASON                  /s/ Illegible
     [GRAPHIC] MY COMMISSION EXPIRES               -----------------------------
                  July 15, 2002                    Notary Public in and for said
     -----------------------------                 County and State

STATE OF IOWA   )
                )  SS:
COUNTY OF SCOTT )

     On this 1st day of March 2000, before me, the undersigned, a Notary Public in and for said State, personally appeared Bernard Goldstein, to me personally known, who, being by me duly sworn, did say that he is the C.E.O. of Lady Luck Marquette, Inc.; that said corporation has no seal; that said instrument was signed on behalf of said corporation by authority of its Board of Directors; and that the said C.E.O. as such officer acknowledged the execution of said instrument to be the voluntary act and deed of said corporation, by it and by him voluntarily executed.

     -------------------------------
                 CURITS E. BEASON                  /s/ Illegible
     [GRAPHIC] MY COMMISSION EXPIRES               -----------------------------
                  July 15, 2002                    Notary Public in and for said
     -------------------------------               County and State

                               AGREEMENT OF MERGER

     AGREEMENT OF MERGER, dated this 1st, day of March, 2000, pursuant to
Section 252 of the General Corporation Law of the State of Delaware and Section
490.1107 of the Iowa Code, by and between Lady Luck Marquette, Inc., a Delaware corporation, and Isle of Capri Marquette, Inc., an Iowa corporation:

     WHEREAS, all of the constituent corporations desire to merge into a single corporation.

     NOW, THEREFORE, the corporations, parties to this Agreement, in consideration of the mutual covenants, agreements and provisions hereinafter contained, do hereby prescribe the terms and conditions of said merger and mode of carrying the same into effect as follows:

     FIRST: Lady Luck Marquette, Inc. ("LL") hereby merges into Isle of Capri Marquette, Inc. ("Isle") and Isle shall be and hereby is merged with LL, with Isle being the surviving corporation.

     SECOND: The Articles of Incorporation of Isle as heretofore amended and as in effect on the date of the merger provided in this Agreement, shall continue in full force and effect as the Articles of Incorporation of the corporation surviving this merger.

     THIRD: The manner of converting the outstanding shares of the capital stock of each of the constituent corporations into shares or other securities of the surviving corporation shall be as follows:

     (a) Each share of common stock of the surviving corporation, which shall be issued and outstanding on the effective date of this Agreement shall remain issued and outstanding.

     (b) Each share of common stock of the merged corporation, which shall be outstanding on the effective date of this Agreement, shall forthwith be changed and converted into one share of common stock of the surviving corporation.

     (c) After the effective date of this Agreement each holder of an outstanding certificate representing shares of common stock of the merged corporation shall surrender the same to the surviving corporation and each such holder shall be entitled upon such surrender to receive the number of shares of common stock of the surviving corporation on the basis provided herein. Until so surrendered, the outstanding shares of stock of the merged corporation to be converted into the stock of the surviving corporation as provided herein, may be treated by the surviving corporation for all corporate purposes as evidencing the ownership of shares of the surviving corporation as though said surrender and exchange had taken place. After the effective date of this Agreement, each registered owner of any uncertificated shares of common stock of the merged corporation shall have said shares cancelled and said registered owner shall be entitled to the number of common shares of the surviving corporation on the basis provided herein.

     FOURTH: The terms and conditions of the merger are as follows:

     (a) The by-laws of the surviving corporation as they shall exist on the effective date of this Agreement shall be and remain the by-laws of the surviving corporation until the same shall be altered, amended and repealed as therein provided.

     (b) The directors and officers of the surviving corporation shall continue in office until the next annual meeting of stockholders and until their successors shall have been elected and qualified.

     (c) This merger shall become effective upon filing of the Articles of Merger with the Iowa Secretary of State. For accounting and permit purposes, this merger shall be effective at 11:59:59 p.m. CST on March 1, 2000.

     (d) Upon the merger becoming effective, all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of the merged corporation shall be transferred to, vested in and devolve upon the surviving corporation without further act or deed and all property, rights, and every other interest of the surviving corporation and the merged corporation shall be as effectively the property of the surviving corporation as they were of the surviving corporation and the merged corporation respectively. The merged corporation hereby agrees from time to time, as and when requested by the surviving corporation or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as the surviving corporation may deem to be necessary or desirable in order to vest in and confirm to the surviving corporation title to and possession of any property of the merged corporation acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof and the proper officers and directors of the merged corporation and the proper officers and directors of the surviving corporation are fully authorized in the name of the merged corporation or otherwise to take any and all such action.

     FIFTH: Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and abandoned by the Board of Directors or any constituent corporation at any time prior to the time that this Agreement was filed with the Secretary of State or becomes effective. This Agreement may be amended by the

Board of Directors of its constituent corporations at any time prior to the time that this Agreement is filed with the Secretary of State or becomes effective, provided that an amendment made subsequent to the adoption of the Agreement by the stockholders of any constituent corporation shall not (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof such constituent corporation, (2) alter or change any term of the Articles of Incorporation of the surviving corporation to be effected by the merger, or (3) alter or change any of the terms and conditions of the Agreement if such alteration or change would adversely affect the holders of any class or series thereof of such constituent corporation.

     IN WITNESS WHEREOF, the parties to this Agreement, pursuant to the approval and authority duly given by resolutions adopted by their respective Board of Directors have caused these presents to be executed by the President of each party hereto as the respective act, deed and agreement of said corporation on this 1st day of March, 2000.

                                                   LADY LUCK MARQUETTE, INC.


                                                   By: /s/ Bernard Goldstein
                                                       -------------------------
                                                       Bernard Goldstein, C.E.O.


                                                   ISLE OF CAPRI MARQUETTE, INC.


                                                   By: /s/ Bernard Goldstein
                                                       -------------------------
                                                       Bernard Goldstein, C.E.O.

     I, Allan B. Solomon, Secretary of Lady Luck Marquette, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certify, as such Secretary that the Agreement of Merger to which this certificate is attached, after having been first duty signed on behalf of the said corporation and having been signed on behalf of Isle of Capri Marquette, Inc., a corporation of the State of Iowa, was duly adopted pursuant to Section 228 of Title 8 of the Delaware Code by the unanimous written consent of the stockholders holding 100 shares of the capital stock of the corporation. The same being all of the shares issued and outstanding having voting power, which Agreement of Merger was thereby adopted as the act of the stockholders of said Lady Luck Marquette, Inc. and the duly adopted agreement and act of the said corporation.

     WITNESS my hand on this 1st day of March 2000.


                                                   /s/ Allan B. Solomon
                                                   -----------------------------
                                                   Allan B. Solomon, Secretary